UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

On August 12, 2015, William F. Urich advised The Boston Beer Company, Inc. (NYSE: SAM) that he intends to retire from his position as its Treasurer and Chief Financial Officer of the Company in 2016.  The Company intends to undertake a broad assessment of avenues for finding the leadership talent needed to assume Mr. Urich's responsibilities, including the potential creation of new executive roles and the evaluation of existing internal capabilities, as well as considering the recruitment of external candidates.  In the interim, Mr. Urich will continue in his current role and support the transition of his roles and responsibilities. The Company and Mr. Urich are in discussions concerning potential ongoing roles for him within the Company following this transition.

Also, on August 12, 2015, the Company announced the appointment of Matthew Murphy to the newly created position of Chief Accounting Officer, effective immediately.  Mr. Murphy, 46, who will serve as the Company’s principal accounting officer, has held the position of Corporate Controller of the Company since he joined the Company in September, 2006.  Mr. Murphy will continue to report to Mr. Urich in his capacity as Chief Financial Officer until the transition discussed above takes place. Mr. Murphy has no family relationship with any director or executive officer of the Company and there are no transactions involving the Company and Mr. Murphy that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01.

Regulation FD Disclosure.

The information set forth under Item 5.02 is incorporated by reference as if fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: August 12, 2015	/s/ Martin F. Roper
Martin F. Roper
Chief Executive Officer
(Signature)*

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